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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 15, 2000 relating to the financial statements, which appear in Razorfish's Amendment No. 1 on Form 10-K/A to Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP

Boston, Massachusetts
February 12, 2001